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Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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Cardica, Inc.

(Name of Registrant as Specified In Its Charter)

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CARDICA RELEASES LETTER TO STOCKHOLDERS

Three Cardica Directors to Transition Off Board at 2014 Annual Meeting

Broadfin Capital’s Three Board Nominees Ensured of Election

Cardica Ends Efforts to Contest Election

REDWOOD CITY, Calif., Nov. 20, 2014 – Cardica (Nasdaq: CRDC) today announced a number of actions taken regarding its Board of Directors and efforts to end the contested election of directors against Broadfin Capital, LLC (“Broadfin”) at its upcoming 2014 Annual Meeting of Stockholders. These actions, as outlined in a letter sent today to stockholders, include:

●

Three members of Cardica’s Board of Directors – Kevin Larkin, Chairman of the Board; Richard Powers; and Jeffrey Purvin – have agreed to transition off the Board by not standing for reelection at the upcoming 2014 Annual Meeting, thereby ensuring that Broadfin’s three director nominees will be elected to the Board;

●	With Mr. Larkin’s transition off the Board, Cardica’s Board has appointed Gary Petersmeyer, a newly appointed independent member of the Board, as its Chairman, effective immediately;

●

Cardica’s Board approved an action whereby, following the 2014 Annual Meeting, it intends to reconstitute each of the audit, compensation and nominating committees of the Board to consist of one independent director with more than one year of service on the Board, one of Cardica’s recently appointed independent directors, and one of Broadfin’s director nominees; and

●

Cardica has ceased all efforts to contest the election of Broadfin’s director nominees to the Board to allow management and the Board to preserve its time and resources to focus on Cardica’s products and business.

The full text of the letter follows:

Three of Cardica’s Board Members to Transition Off the Board

Broadfin Capital’s Three Director Nominees Ensured of Election

Cardica Ends Efforts to Contest Election

November 20, 2014

Dear Fellow Cardica Stockholder,

We are writing to you today regarding Cardica’s upcoming 2014 Annual Meeting of Stockholders, which will be held on December 11, 2014. As you are aware, Broadfin Capital LLC and its affiliates (“Broadfin”) launched a proxy contest seeking election for its three director nominees at Cardica’s 2014 Annual Meeting.

On Wednesday, November 19, 2014, we again attempted to settle the proxy contest with Broadfin, but to no avail. Regardless of Broadfin’s position, Cardica’s Board has now chosen to end this proxy contest and allow the Board and management team to focus on the business and improving the performance of the MicroCutter XCHANGE® 30 surgical stapler prior to its broad commercial launch. As we recently announced, this shift in focus is of paramount importance to Cardica and requires all of the Board’s and management’s time and focus.

Consequently, rather than continue to spend money and time on contesting the election of Broadfin’s nominees, the Board has taken various actions to end its solicitation against Broadfin, thus ensuring that Broadfin’s three nominees are in fact elected to Cardica’s Board of Directors. These actions include:

●

Three members of Cardica’s Board – Kevin Larkin; Chairman of the Board; Richard Powers; and Jeffrey Purvin – have agreed to transition off the Board by not standing for reelection to the Board at the upcoming 2014 Annual Meeting, thereby ensuring that all three of Broadfin’s nominees will be elected. We thank these Board members for their contributions to Cardica;

●	With Mr. Larkin’s proposed transition off the Board, Cardica’s Board has appointed Gary Petersmeyer, a newly appointed independent member of the Board, as its Chairman, effective immediately; and

●

Finally, in an effort to integrate the Broadfin director nominees into the Board and Cardica quickly, the Board has also determined that immediately following Cardica’s 2014 Annual Meeting, the Board intends to reconstitute the three standing committees of the Board – the Audit, Compensation and Nominating Committees – to consist of one independent director with more than one year of service on the Board, one of Cardica’s recently appointed independent directors, and one of Broadfin’s director nominees.

Again, Cardica now does not intend to continue with the solicitation of votes against Broadfin’s three director nominees. Indeed, we invite the three Broadfin director nominees to join us in our efforts to execute on our shift in strategy, even before the 2014 Annual Meeting, by attending the Board’s strategy sessions (to be scheduled in the near term) provided that they sign reasonable confidentiality agreements.

Cardica will be sending you, or we have enclosed, a new proxy card that has only the names of Cardica’s five nominees who are continuing to stand for reelection. If you have already voted your proxy card, you do not need to vote again, and your votes with respect to Messrs. Larkin, Powers and Purvin will simply have no effect. We are pleased that our continuing directors bring strong capabilities to the Board, with two, John Simon and William H. Younger, Jr., also as significant investors in Cardica.

We sincerely hope that the actions the Board has taken will put an end to Broadfin actions and allow Cardica to focus its efforts and resources solely on the business of Cardica for the benefit of all of its stockholders.

On behalf of your Board of Directors and management team, we thank you for your continued support.

Sincerely,

Gary S. Petersmeyer	Bernard A. Hausen, M.D., Ph.D.
Chairman of the Board	President, Chief Executive Officer, Chief Medical Officer

Forward-Looking Statements

The statements in this letter regarding Cardica’s expectations that the actions it has taken will end Broadfin’s actions are forward-looking statements. However, Cardica cannot control or predict what actions Broadfin will take or continue to take, and so Cardica’s expectations may not be met. Cardica expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein. You are encouraged to read Cardica’s reports filed with the U.S. Securities and Exchange Commission, available at www.sec.gov.

Important Information

Cardica has filed with the Securities and Exchange Commission (the “SEC”) and mailed to stockholders a definitive proxy statement relating to Cardica’s 2014 Annual Meeting of Stockholders, and will be mailing additional materials as a result of the actions it has taken as described above. Stockholders are urged to read the proxy statement and any related documents when they become available as they contain important information. Stockholders may obtain free copies of these documents and other documents filed with the SEC by Cardica at the SEC’s website at www.sec.gov. These documents can also be obtained free of charge from Cardica’s website at www.cardica.com. Stockholders may also contact McKenzie Partners with questions or requests for additional copies of the proxy materials by calling toll free at (800) 322-2885. Cardica’s directors and certain of its executive officers may be deemed to be participants in the solicitation of proxies from stockholders. Information regarding the names and special interests of these directors and executive officers in proxy solicitation is or will be included in the proxy statement described above.

Contact

Bob Newell, Vice President, Finance and Chief Financial Officer

(650) 331-7133

investors@cardica.com

or

James Golden / Aaron Palash

Joele Frank, Wilkinson Brimmer Katcher

(212) 355-4449

CARDICA, INC.

WHITE PROXY CARD

COMMON STOCK

YOUR VOTE IS IMPORTANT. PLEASE VOTE TODAY.

We encourage you to take advantage of Internet or telephone voting.
Both are available 24 hours a day, 7 days a week.

Internet and telephone voting is available through 11:59 PM Eastern Time the day prior to annual meeting day.

VOTE BY INTERNET – WWW.CESVOTE.COM

Use the Internet to transmit your voting instructions up until 11:59 P.M. Eastern Time the day prior to the annual meeting date. Have your proxy card in hand when you access the website and follow the instructions.

OR

VOTE BY TELEPHONE – 1-888-693-8683

Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

OR

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided to: Cardica, Inc., c/o Corporate Election Services, PO Box 3230, Pittsburgh, PA 15230.

If you vote your proxy by Internet or by telephone, you do NOT need to mail back your proxy card

Your Internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card

CONTROL NUMBER ➔

➔ If submitting a proxy by mail, please sign and date the card below and fold and detach card at perforation before mailing. ➔

The Board of Directors recommends a vote FOR all nominees named below.

1. Election of Directors:

	FOR	WITHHOLD
(1) Bernard A. Hausen, M.D., Ph.D.	❑	❑
(2) William P. Moffitt, III	❑	❑
(3) Gary S. Petersmeyer	❑	❑
(4) John Simon, Ph.D.	❑	❑
(5) William H. Younger, Jr.	❑	❑

The Board of Directors recommends a vote FOR the following proposals:

2. To approve, on an advisory basis, the compensation of Cardica's named executive officers, as disclosed in the accompanying proxy statement.

   ❑ **FOR** ❑ **AGAINST** ❑ **ABSTAIN**

3. To ratify the selection by the Audit Committee of the Board of Directors of BDO USA, LLP as independent registered public accounting firm of Cardica for its fiscal year ending June 30, 2015.

   ❑ **FOR** ❑ **AGAINST** ❑ **ABSTAIN**

4. To approve the amendment and restatement of Cardica's 2005 Equity Incentive Plan (the "2005 Plan") to increase the aggregate number of shares of common stock authorized for issuance under the 2005 Plan by 5,000,000 shares, and to increase the number of shares of common stock authorized for issuance pursuant to the exercise of incentive stock option awards.

   ❑ **FOR** ❑ **AGAINST** ❑ **ABSTAIN**

Please sign exactly as your name(s) appear on Proxy. If held in joint tenancy, all persons must sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.

Shareholder Signature ____________ Date ____________

Title ____________

Shareholder (Joint Owner) Signature ____________ Date ____________

Title ____________

TO SUBMIT A PROXY BY MAIL, DETACH ALONG THE PERFORATION, MARK, SIGN, DATE AND RETURN THE BOTTOM PORTION PROMPTLY USING THE ENCLOSED ENVELOPE.

WHITE PROXY CARD

CARDICA, INC.

This Proxy is Solicited on Behalf of the Board of Directors for the Annual Meeting of Stockholders to be held on December 11, 2014

Bernard A. Hausen, M.D., Ph.D. and Robert Y. Newell (the "Proxies") or any of them each with the power of substitution, are hereby authorized to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of Cardica, Inc. to be held on December 11, 2014, or at any postponement or adjournment thereof.

Shares represented by this proxy will be voted as directed by the stockholder. If no such directions are indicated, the Proxies will have authority to vote FOR the nominees in Proposal 1, FOR Proposals 2, 3 and 4.

In their discretion the Proxies are authorized to vote upon such other business as may properly come before the meeting.

(Proposals to be voted on appear on reverse side).